Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement") is made as of this 27thth day of January, 2022 (the ''Effective Date”)by and between Great Union Investments Limited, a British Virgin Islands company (the “Consultant”) ， and China Xiangtai Food Co. Ltd., a Cayman Islands exempted company with its registered office at c/o Chongqing Penglin Food Co., Ltd., Xinganxian Plaza, Building B, Suite 19-1, Lianglukou, Yuzhong District 400800, Chongqing, People's Republic of China (the "Company”).

WHEREAS, Consultant has provided expertise and services for the benefit of the Company since the inception of the Company;

WHEREAS, the Company desires the Consultant to provide certain consulting services to the Company and Consultant is agreeable to perfonning such services for the Company;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	APPOINTMENT.

The Company hereby engages Consultant to provide, and Consultant hereby agrees to render, the Services (as defined herein) to the Company as a consultant upon the terms and conditions hereinafter set forth.

2.	TERM.

The term of this Agreement shall be effective as of the Effective Date and shall continue month-to-month, until terminated or extended in accordance with the provisions contained herein or by a subsequent agreement between the parties hereto (the "Term").

3.	SERVICES.

During the Term of this Agreement, Consultant shall assist the Company in certain advisory activities, including but not limited to those in connection with Company's business expansion and investment in Singapore (collectively, the "Services"). Consultant shall report directly to the Chief Executive Officer of the Company. As of the Effective Date, the Company acknowledges that the Consultant has provided substantial services since August 2021. Consultant agrees to continue to provide the services in his position as required to the Company.

4.	DUTIES OF THE COMPANY.

The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and infbmnation previously supplied pursuant to this Section. The Company shall promptly supply Consultant with full and complete copies of all financial reports; all filings with all federal and state securities agencies; all data and information supplied by any financial analyst; and all business information relating to the Company's operations that the Consultant may request.

5.	COMPENSATION.

As of the Effective Date, the Company agrees to pay Consultant or its designee(s) the following as consideration for the Services rendered:

(a)               The Company shall pay Consultant 250,000 restricted ordinary shares on the date hereof valued at $1.00 per share.

(b)               As further described in Section 10(a) of this Agreement, the Company may decide to terminate this Agreement at any time fbr any reason. In the event the Company decides to terminate this Agreement without Cause (as defined herein), all compensation due hereunder shall be paid on the date of said termination.

6.	COSTS AND EXPENSES.

Consultant, in providing the Services, shall not be responsible fbr any reasonable out-of- pocket costs, including, without limitation, travel, lodging, telephone, postage and overnight delivery charges; provided that Consultant obtains prior approval of the Company, which approval shall not be unreasonably withheld, prior to incurring such expenses. Consultant shall provide the Company with a detailed accounting of monthly expenses incurred pursuant to the terms of this Agreement. Payment fbr these expenses shall be made to Consultant in accordance with the Company's policy fbr reimbursements.

7.	INDEMNIFICATION.

(a)               The Company hereby agrees to indemnify, defend, and shall hold hannless Consultant, and defend any action brought against Consultant with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys5 fees, to the extent that such action is based upon a claim that (i) is true and (ii) (A) would constitute a breach of any of the Company's representations, warranties, or agreements hereunder, (B) arises out of the negligence or willful misconduct of the Company, or (C) is based on any infbmiation provided by the Company's content that violates any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses. The Company agrees that it will not prosecute any action or proceeding against Consultant except where such claim is materially and substantially based on the gross negligence or willful misconduct of Consultant.

(b)               Consultant hereby agrees to indemnify, defend, and shall hold harmless the Company, its affiliates and their respective directors, officers, employees, consultants, representatives and agents, and defend any action brought against same, with respect to any claim, demand, cause of action, or liability, including reasonable attorneys' fees, to the extent that such an action arises out of (i) the gross negligence or willful misconduct of Consultant or (ii) unlawful conduct.

(c)                In claiming indemnification hereunder, the indemnified party shall promptly provide the indemnifying party written notice of any claim that the indemnified party reasonably believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent.

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8.	INDEPENDENT CONTRACTOR STATUS AND OTHER BUSINESS

OPPORTUNITIES.

It is understood and agreed that Consultant will for all purposes hereof be deemed to be an independent contractor and will not, unless otherwise expressly authorized by the Company, have any authority to act fbr or represent the Company in any way, execute any transaction or document on behalf of the Company or otherwise be deemed an agent of the Company. No federal, state or local withholding deductions will be withheld from any amounts owed by the Company to Consultant hereunder unless otherwise required by law.

Subject to Consultant's obligations and duties, Consultant may, without limitation, (i) engage in the same or similar activities or lines of business as the Company or its subsidiaries or develop or market any products or services that compete, directly or indirectly, with those of the Company and its subsidiaries; provided that Consultant does not use in any manner any Confidential Information (as defined herein) of the Company in doing so, (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company or its subsidiaries; provided that Consultant does not use in any manner any Confidential Infbnnation of the Company in doing so; or (iii) do business with any current or former client or customer of the Company or its subsidiaries; provided that such activity does not encourage or influence such client or customer to discontinue, reduce or decline any new business opportunity with the Company. Neither the Company nor any of its subsidiaries shall have any right by virtue of this Agreement in or to, or to be offered, any opportunity to participate or invest in, any venture engaged in by Consultant or any right by virtue of this Agreement in or to any income or profits derived therefrom.

9.	CONFIDENTIALITY.

Consultant acknowledges that in providing the Services hereunder, Consultant will be privy to Confidential Information of the Company and its subsidiaries. As used in this Agreement, "Confidential lnfbrmation,, of the Company means all trade practices, business plans, price lists, supplier lists, customer lists, marketing plans, financial information, software and all other information or compilations thereof which relate to the business of the Company, or to any of its subsidiaries or affiliates, and which have not been disclosed by the Company to the public, or which are not otherwise generally available to the public.

Consultant acknowledges that the Confidential Infbnnation of the Company, as such may exist from time to time, are valuable, confidential, special and unique assets of the Company and its subsidiaries and affiliates, expensive to produce and maintain, and essential fbr the profitable operation of their respective businesses. Consultant agrees that, during the Term, or at any time thereafter, it shall not, and shall cause his employees, agents and representatives to not, directly or indirectly, communicate, disclose or divulge to any person or entity, or use fbr its benefit or the benefit of any person or entity, in any manner, any Confidential Information of the Company or its subsidiaries or affiliates acquired during the Term or any other confidential information concerning the conduct and details of the businesses of the Company and its subsidiaries and affiliates, except as required in the course of the performance of the Services hereunder or as otherwise may be required by law.

The Company agrees that it will not disclose, and will not include in any public announcement, the name of Consultant, unless expressly agreed to by Consultant or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

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10.	MISCELLANEOUS.

(a)               Tennination. Subsequent to, and no less than ninety (90) days after the execution of this Agreement, either party hereto may terminate this Agreement fbr any reason upon thirty (30) business days' prior written notice to the other party. Termination of this Agreement shall cause Consultant to cease providing Services under this Agreement; however, termination fbr any reason whatsoever shall not decrease or eliminate the compensatory obligations of the Company as outlined in Section 5 of this Agreement.

(b)               Modification. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may be amended only in writing signed by both parties hereto.

(c)               Notices. Any notice required or permitted to be given hereunder. shall be in writing and shall be mailed or otherwise delivered in person at the address of such party set forth in the preamble thereof or to such other address or facsimile telephone number as the party shall have furnished in writing to the other party in accordance with the terms of this subparagraph (c).

(d)               Waiver. Any waiver by either party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to such term of any other term of this Agreement.

(e)               Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person, circumstance or jurisdiction, it shall nevertheless remain applicable to all other persons, circumstances and jurisdictions.

(f)                Disagreements. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of New York, without regard to its conflicts of law principles. Consultant and the Company hereby irrevocably and unconditionally submit themselves and their property to the nonexclusive jurisdiction of the federal and state courts of the State of New York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in New York, or, to the extent permitted by law, in such federal court. Each of the parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referenced. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient fbrum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided fbr notices herein. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). If either party hereto shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party fbr its reasonable attorneys' fees and other costs and expenses, including, but not limited to, court costs incurred with the investigation, preparation and prosecution of such action or proceeding.

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(g)   Counterparts. Each party hereto may sign identical counterparts of this Agreement with the same effect as if both parties signed the same document. A copy of this Agreement signed by one party hereto and delivered by facsimile or electronic transmission to the other party shall have the same effect as the deliveiy of an original of this Agreement containing the original signature of such party.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

CHINA XIANGTAI FOOD CO., LTD.

/s/ Zeshu Dai

Name: Zeshu Dai
Title: Chief Executive Officer

CONSULTANT

Great Union Investments Limited

/s/ Hong Hu
By: Hong Hu
Title: Director

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